EXHIBIT 5

                  [LETTERHEAD OF HARNETT LESNICK & RIPPS, P.A.]




                                   May  , 1996

Universal Holding Corp.
Mt. Ebo Corporate Park
Box Twenty Three
Brewster, NY 10509

                  RE:      1,897,500 SHARES COMMON OF
                           UNIVERSAL HOLDING CORP. - $0.01 PAR VALUE

     As counsel to Universal Holding Corp. ("the Company"), we have examined and are familiar with (1) the Restated Certificate of Incorporation of the Company, with all amendments thereto, (2) the By-Laws of the Company, as amended to date,
(3) the Registration Statement on Form S-2 (Registration No. _______), including the exhibits (the "Registration Statement"), and the Prospectus forming a part of the Registration Statement, filed by the Company with the Securities and Exchange Commission for the registration under the Securities Act of 1933, as amended, of 1,897,500 share of the Common Stock, par value $0.01 each ("The Shares"), and (4) all corporate proceedings taken by the Company in connection with the Registration Statement and the issuance and sale of the Shares, subject to the Registration Statement becoming effective.

     Based upon the foregoing, and upon the examination of such corporate proceedings, documents and records as we have deemed necessary for the purposes of this opinion, we are of the opinion that:

     (1) the Company is duly organized and validly existing under the laws of the State of New York;

     (2) the Shares, when they have been sold by the Company for cash and paid for, as set forth in the Prospectus, will be, in the hands of the purchasers, duly issued, fully paid for and non-assessable.

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Universal Holding Corp.
May  , 1996
Page 2

     We hereby consent to the use of this opinion or reference thereto in that Registration Statement and the Prospectus filed by the Company under the Securities Act of 1933, as amended, in connection with the Shares.

                                  Very truly yours,

                                  HARNETT LESNICK & RIPPS, P.A.

                                  By:







                                      ---------------------------------
                                      Irving I. Lesnick, Vice President